   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1997
                                                     REGISTRATION NO. 333-____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         DYNAMIC MATERIALS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                             ----------------------

            DELAWARE                                  84-0608431
    (State of Incorporation)               (I.R.S. Employer Identification No.)

                             ----------------------

                             551 ASPEN RIDGE DRIVE
                           LAFAYETTE, COLORADO 80026

                             ----------------------

                    (Address of Principal Executive Offices)

                           1997 EQUITY INCENTIVE PLAN
                        STOCK OPTION PLAN FOR PAUL LANGE
                      STOCK OPTION PLAN FOR DEAN K. ALLEN
                  STOCK OPTION PLAN FOR GEORGE W. MORGENTHALER

                             ----------------------

                           (Full Title of the Plans)

                                RICHARD A. SANTA
             VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                         DYNAMIC MATERIALS CORPORATION
                             551 ASPEN RIDGE DRIVE
                           LAFAYETTE, COLORADO 80026
                                 (303) 665-5700

                             ----------------------

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                             JAMES H. CARROLL, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                          BOULDER, COLORADO 80302-6737
                                 (303) 546-4000

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================


=====================================================================================================================
                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED         REGISTERED (1)(2)          SHARE (3)              PRICE (3)           REGISTRATION FEE
- ------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Stock Options and
Common Stock (par
value $.05)                    330,000                $10.3125                $3,403,125             $1,031.25
=====================================================================================================================


(1) The Registrant's 1997 Equity Incentive Plan covering 925,000 shares of the Registrant's Common Stock amends and restates the Registrant's 1992 Incentive Stock Option Plan, under which 550,000 shares of the Registrant's Common Stock previously were available for issuance, and the Registrant's 1994 Nonemployee Director Stock Option Plan, under which 100,000 shares of the Registrant's Common Stock previously were available for issuance. The 650,000 shares covered by the plans which were amended and restated previously have been registered on Form S-8 registration statements (Registration No. 33-84220 registering 300,000 shares, filing fee paid - $329.74; Registration No. 33-60975 registering 100,000 shares, filing fee paid - $100.00; Registration No. 333-27347 registering 250,000 shares, filing fee paid - $611.55). No additional filing fee is required for such 650,000 shares.

(2) The 330,000 shares being initially registered hereby consist of (i) 275,000 additional shares which have been authorized for issuance under the 1997 Equity Incentive Plan, (ii) 50,000 shares issued or issuable in connection with a nonstatutory stock option agreement, dated September 3, 1993, between the Company and Paul Lange, President, Chief Executive Officer and a director of the Company, (iii) 4,000 shares issuable in connection with a nonstatutory stock option agreement, dated July 22, 1993, between the Company and Dean K. Allen, a director of the Company, and (iv) 1,000 shares issuable in connection with a nonstatutory stock option agreement, dated June 4, 1993, between the Company and George W. Morgenthaler, a director of the Company.


(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) as the average of the high and low prices of the Registrant's Common Stock on September 3, 1997, as reported on The Nasdaq Stock Market (National Market).


===============================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         As permitted by Rule 429, the prospectus that contains the information required pursuant to Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and that relates to this Registration Statement is a combined prospectus that also relates to the following Registration Statements on Form S-8: (i) Registration No. 33-84220 registering 300,000 shares, (ii) Registration No. 33-60975 registering 100,000 shares, and (iii) Registration No. 333-27347 registering 250,000 shares.

                                EXPLANATORY NOTE


         This Registration Statement and related prospectuses relate to 925,000 shares of Common Stock issuable pursuant to the 1997 Equity Incentive Plan of Dynamic Materials Corporation (the "Company"). As described on the facing page of this Registration Statement, 650,000 of such shares previously have been registered.

         This Registration Statement also registers the reoffer and resale of 47,200 shares of Common Stock which previously have been issued by the Company pursuant to a nonstatutory stock option agreement, dated September 3, 1993 (the "Lange Stock Option"), between the Company and Paul Lange, President, Chief Executive Officer and a director of the Company.

         This Registration Statement also registers the issuance by the Company of 2,800 shares of Common Stock pursuant to the Lange Stock Option which remain unexercised as of the filing date of this Registration Statement.

         This Registration Statement also registers the issuances by the Company of (i) 4,000 shares of Common Stock pursuant to a nonstatutory stock option agreement, dated July 22, 1993, between the Company and Dean K. Allen, a director of the Company, and (ii) 1,000 shares of Common Stock pursuant to a nonstatutory stock option agreement, dated June 4, 1993, between the Company and George W. Morgenthaler, a director of the Company.

                               REOFFER PROSPECTUS

                                 47,200 SHARES

                         DYNAMIC MATERIALS CORPORATION

                                  COMMON STOCK

                              --------------------

         This Prospectus covers 47,200 shares of Common Stock, par value $.05 per share (the "Common Stock"), of Dynamic Materials Corporation (the "Company") issued to Paul Lange (the "Selling Stockholder") upon his exercise of nonstatutory stock options granted to him by the Company on September 3, 1993.

         The shares of Common Stock offered hereby are being sold by the Selling Stockholder, and the Company will not receive any of the proceeds from such sale.

         PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                              --------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

               The date of this Prospectus is September 8, 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

         A registration statement on Form S-8 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees.




                                      2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997 and June 30, 1997.

         (c) The description of the Company's Common Stock contained in the Company's registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

         (d) All reports and other documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests may be directed to the Company at 551 Aspen Ridge Drive, Lafayette, Colorado 80026, Attention: Richard A. Santa, Vice President of Finance and Chief Financial Officer, Telephone Number (303) 665-5700.




                                      3.

                              --------------------

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              --------------------

                                  THE COMPANY

         The Company is a worldwide leader in the high energy metalworking business. The high energy metalworking business includes the use of explosives to perform both metallurgical bonding, or metal "cladding", and metal forming. The Company performs metal cladding using its proprietary Dynaclad(TM) and Detaclad(R) technologies and performs metal forming using its proprietary Dynaform(TM) technology.

         Metal Cladding. Clad metal products are used in manufacturing processes or environments which involve highly corrosive chemicals, high temperatures and/or high pressure conditions. For example, the Company fabricates clad metal tube sheets for heat exchangers. Heat exchangers are used in a variety of high temperature, high pressure, highly corrosive chemical processes, such as processing crude oil in the petrochemical industry and processing chemicals used in the manufacture of synthetic fibers. The Company believes that its clad metal products are an economical, high-performance alternative to the use of solid corrosion-resistant alloys.

         Metal Forming. Formed metal products are made from single sheets of metal that are formed into a single part in place of a welded assembly of multiple components. For example, the Company fabricates structural and engine components, such as torque box webs used in jet engine nacelles for the aircraft industry. The Company believes that its formed metal products provide a number of advantages over welded assemblies, including lower assembly and inspection costs, improved reliability, reduced overall weight and increased overall strength.



                                      4.

         The Company was incorporated in Colorado in 1971 under the name "Explosive Fabricators, Inc." The Company was reincorporated in Delaware in 1997. Its principal offices are located at 551 Aspen Ridge Drive, Lafayette, Colorado 80026. Its telephone number is (303) 665-5700.

                                  RISK FACTORS

         Except for the historical information contained herein, this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company wishes to caution readers that the risks detailed below, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by the Company and could otherwise affect, the Company's business, results of operations and financial conditions. Certain of these factors are further discussed below and should be considered in evaluating the Company's forward-looking statements and any investment in the Company's Common Stock.

         Fluctuations in Operating Results. The Company has experienced and expects to continue to experience, quarterly fluctuations in operating results caused by various factors, including the timing and size of orders by major customers, customer inventory levels, shifts in product mix, the occurrence of acquisition-related costs, and general economic conditions. In addition, the Company typically does not obtain long-term volume purchase contracts from its customers. Quarterly sales and operating results therefore depend on the volume and timing of backlog as well as bookings received during the quarter. A significant portion of the Company's operating expenses are fixed, and planned expenditures are based primarily on sales forecasts and product development programs. If sales do not meet the Company's expectations in any given period, the adverse impact on operating results may be magnified by the Company's inability to adjust operating expenses sufficiently or quickly enough to compensate for such a shortfall. Results of operations in any period should not be considered indicative of the results to be expected for any future period. Fluctuations in operating results may also result in fluctuations in the price of the Company's Common Stock.

         Dependence on Clad Metal Business; Limitation on Growth in Existing Markets for Clad Metal Products. In the year ended December 31, 1996, the Company's cladding business accounted for approximately 90% of its net sales. The explosion bonded clad metal products industry in which the Company currently operates is mature, with limited potential for substantial growth in existing markets. The Company estimates that it currently serves approximately 35% of the market for its explosion bonded clad metal products. The Company believes that future opportunities to increase growth include vertical integration, identifying and developing new product applications, improving



                                      5.

manufacturing processes, increasing operational efficiencies, and expanding into international markets. There can be no assurances that the Company will be successful in implementing these or other strategies for growth, and such failure could have a material adverse effect on the Company's business, financial condition and results of operations.

         Integration of Recently Acquired Operations; Risks Associated with Future Acquisitions. In the third quarter of fiscal 1996, the Company completed the acquisition of the Detaclad(R) Division ("Detaclad") of E.I. du Pont de Nemours and Company. The Company expects to pursue additional acquisitions of complementary technologies, product lines or businesses in the future; however, there can be no assurances regarding the Company's ability to locate suitable acquisition candidates and negotiate acceptable acquisition terms. In connection with the acquisition of Detaclad, the Company has maintained Detaclad's facilities in Dunbar, Pennsylvania. The integration of any future acquisitions will require special attention from management, which may temporarily distract its attention from the day-to-day business of the Company. Any future acquisitions will also require integration of the acquired companies' product offerings and coordination of sales and marketing activities. Furthermore, as a result of acquisitions, the Company may enter markets in which it has little or no direct prior experience. There can be no assurance that the Company will be able to effectively manage geographically dispersed operations. There can also be no assurance that the Company will be able to retain key personnel of an acquired company or recruit new management personnel for the acquired businesses, or that the Company will, or may in the future, realize any benefits as a result of such acquisitions. Future acquisitions by the Company may also result in potentially dilutive issuances of equity securities, the incurrence of debt, one-time acquisition charges, and amortization expenses related to goodwill and intangible assets, each of which could adversely affect the Company's financial condition and results of operations. In addition, in connection with the Detaclad acquisition, the Company has expanded and enhanced its financial and management controls, reporting systems and procedures as it integrates the Detaclad operations and may need to do so again with respect to future acquisitions. There can be no assurance that the Company will be able to do so effectively, and failure to do so when necessary could have a material adverse effect upon the Company's business, financial condition and results of operations.

         Availability of Suitable Cladding Sites. The cladding process involves the detonation of large amounts of explosives. As a result, the sites where the Company performs cladding must meet certain criteria, including lack of proximity to a dense population, the specific geological characteristics of the site, and the Company's ability to comply with local noise and vibration abatement regulations in conducting the process. The process of identifying suitable sites and obtaining permits for using the sites from local government agencies can be time-consuming or costly. In addition, the Company



                                      6.

could experience difficulty obtaining permits because of resistance from residents in the vicinity of proposed sites. The Company currently leases its principal cladding site in Deer Trail, Colorado and its second cladding site in Dunbar, Pennsylvania. The lease for the Colorado property will expire in 1999 and the lease for the Pennsylvania facility will expire in 2004. There can be no assurances that the Company will be successful in negotiating new leases for either site on acceptable terms, or in identifying suitable additional or alternate sites should the Company fail to renew its current leases or require additional sites to support its planned growth. Such failure would have a material adverse effect on the Company's business, financial condition and results of operations.

         Competition. Competition in the explosion metalworking business, including both metal cladding and metal forming, is, and is expected to remain, intense. The competitors include major domestic and international companies, including companies who use alternative technologies, as well as certain of the Company's customers and suppliers who have some in-house metalworking capabilities. Many of these companies have financial, technical, marketing, sales, manufacturing, distribution and other resources significantly greater than those of the Company. In addition, many of these companies have name recognition, established positions in the market, and long standing relationships with customers. To remain competitive, the Company will be required to continue to develop and provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price.

         The Company believes that its primary competitors for clad metal products are Nobelclad and Asahi Chemical in explosion bonded clad metal products, and in clad metal products fabricated using alternative technologies, Lukens Steel, Japan Steelworks and Ametek in roll bonding, and Nooter Corporation, Struthers Industries, Inc., Joseph Oat Corporation and Taylor Forge in weld overlay. The Company competes against clad metal product manufacturers on the basis of product quality, performance and cost. There can be no assurance that the Company will continue to compete successfully against these companies.

         The Company believes that its primary competitors for formed metal products are McStarlight, Globe Engineering, Exotic Metals Forming Company and Spincraft. These companies use a variety of forming technologies, including bulge forming, deep draw forming, drop hammer forming, hydroforming, spinforming and other forming technologies. The Company competes against formed metal product manufacturers on the basis of product quality, performance and cost. There can be no assurance that the Company will continue to compete successfully against these companies.


                                      7.

         Availability and Pricing of Raw Materials. Although the Company generally uses standard metals and other materials in manufacturing its products, certain materials such as specific grades of carbon steel, titanium, zirconium and nickel are currently obtained from single sources or are subject to supply shortages due to general economic conditions. While the Company seeks to maintain a sufficient inventory of these materials and believes that these materials are available from other sources, there can be no assurance that the Company would be able to obtain alternative supplies, or a sufficient inventory of materials, or obtain supplies at acceptable prices without production delays, additional costs or a loss of product quality. If the Company were to lose a single-source supply or fail to obtain sufficient supply on a timely basis or obtain supplies at acceptable prices, such loss or failure could have a material adverse effect on the Company's business, financial condition and results of operations.

         Customer Concentration; Dependence on Chemical Processing, Power Generation and Petrochemical Industries. A significant portion of the Company's net sales is derived from a small number of customers. For the periods indicated, each of the following customers accounted for more than 10% of the Company's revenues: in 1993 and 1994, Boeing Commercial Airplane Group (12% and 14%, respectively); none in 1995; and in 1996, Nooter Corporation (11%). Large customers also accounted for a significant portion of the Company's backlog at June 30, 1997. The Company expects to continue to depend upon its principal customers for a significant portion of its sales, although there can be no assurance that the Company's principal customers will continue to purchase products and services from the Company at current levels, if at all. The loss of one or more major customers or a change in their buying pattern could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, approximately 75% of the Company's revenues are derived from customers in the chemical processing, power generation and petrochemical industries. An economic downturn in any of these industries could have a material adverse effect on the Company's business, financial condition and results of operations.

         Dependence on Key Personnel; Need to Attract and Retain Employees and Availability of Unskilled Labor. The Company's continued success depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain of these key personnel could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the availability of unskilled workers in the Denver, Colorado metropolitan area, the site of the Company's primary manufacturing facility, is limited due to a relatively low unemployment rate. Historically, the Company has experienced a significant rate of attrition for its unskilled labor as a result of the high demand for unskilled labor in the Denver metropolitan area. The Company will need to continue to hire and train a substantial number of new manufacturing workers to support its current operations and



                                      8.

proposed growth. There can be no assurance that the Company will be able to attract and retain such individuals on acceptable terms, if at all, and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

         Expansion of Operations Internationally. The Company is considering expanding its operations to include facilities located outside of the United States. Any such expansion would require devotion of significant management time and financial resources. Foreign markets may be influenced by factors that are different from those prevailing in the United States. The Company has limited experience in business operations outside the United States, and there can be no assurance that the Company can operate effectively and compete successfully in such markets. International operations are also subject to certain political and economic risks, including political instability, currency controls, trade restrictions, regulatory requirements, exchange rate fluctuations and changes in import and export regulations, any of which could have a material adverse effect on the Company's business, results of operations and financial condition.

         Government Regulation; Safety. The Company's explosion metalworking business is subject to extensive government regulation in the United States and in other countries, including guidelines and regulations for the safe handling and transport of explosives provided by the U.S. Bureau of Alcohol, Tobacco and Fire Arms, the U.S. Department of Transportation set forth in the Federal Motor Carrier Safety Regulations and the Institute of Makers of Explosive Safety Library Publications. Licensing and regulations for the purchase, transport, manufacture and use of explosives may vary significantly among states and municipalities. In addition, depending upon the types of explosives used, the detonation by-products may be subject to environmental regulation. The Company's activities are also subject to federal, state and local environmental and safety laws and regulations, including but not limited to local noise abatement and air emissions regulations, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, including the regulations issued and laws enforced by the Colorado Labor and Employment Department, the U.S. Department of Commerce, the U.S. Environmental Protection Agency and by state and county health and safety agencies. While the Company believes that it is currently in compliance with these regulations, any failure to comply with present and future regulations could subject the Company to future liabilities. In addition, such regulations could restrict the Company's ability to expand its facilities, or construct new facilities or could require the Company to incur other significant expenses in order to comply with government regulations. In particular, any failure by the Company to adequately control the discharge of its hazardous materials and wastes could subject it to future liabilities, which could be significant.



                                      9.

         The Company's operations involve the detonation of large amounts of explosives. As a result, the Company is required to use specific safety precautions under the Occupational Safety and Health Administration ("OSHA") guidelines. These include precautions which must be taken to protect employees from shrapnel and facility deterioration as well as exposure to sound and ground vibration.

                              SELLING STOCKHOLDER

         All of the 47,200 shares of Common Stock offered hereby are being sold by Paul Lange, who has served as a director and President and Chief Executive Officer of the Company since October 1993. All of the shares offered hereby were acquired in 1997 by Mr. Lange upon the exercise of nonstatutory stock options granted to him by the Company on September 3, 1993.

         As of September 3, 1997, and prior to any sales under this Prospectus, Mr. Lange beneficially owned 155,000 shares (or 5.7%) of the outstanding Common Stock of the Company, including 17,115 shares subject to stock options exercisable within 60 days of September 3, 1997. Following completion of this offering, Mr. Lange will beneficially own 107,800 shares (or 3.9%) of Common Stock of the Company.

                                USE OF PROCEEDS

         The shares of Common Stock offered hereby are being sold by the Selling Stockholder, and the Company will receive none of the proceeds from this offering.

                              PLAN OF DISTRIBUTION

         The Selling Stockholder may sell the shares in one or more transactions (which may involve one or more block transactions) on the NASDAQ National Market, in sales occurring in the public market off such system, in privately negotiated transactions or in a combination of such transactions. Each such sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. The Selling Stockholder may sell some or all of the shares in transactions involving broker-dealers, who may act as agent or acquire the shares as principal. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principals any unsold shares at the price required to fulfill the




                                      10.

respective broker-dealer's commitment to the Selling Stockholder. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of shares being offered and the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         The Company is bearing all costs relating to the registration of the shares. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling such shares. In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption form registration or qualification is available and is obtained.

         To the knowledge of the Company, there is currently no agreement with any broker or dealer respecting the sale of the shares offered hereby. Upon the sale of any such shares, the Selling Stockholder or anyone effecting sales on behalf of the Selling Stockholder may be deemed an underwriter, as that term is defined under the Securities Act of 1993, as amended.

                                 LEGAL MATTERS

         The validity of the securities being offered hereby will be passed upon for the Company by Cooley Godward LLP, Boulder, Colorado.

                                    EXPERTS

         The financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.



                                      11.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

                  (a) The Company's Annual Report on Form 10-KSB (File No. 000-08328) for the fiscal year ended December 31, 1996.

                  (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997 and June 30, 1997.

                  (c) The description of the Company's Common Stock contained in a registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                  (d) All reports and other documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.       DESCRIPTION OF SECURITIES

         Not applicable.

5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.



                                     II-1.

         Article XI of the Company's bylaws provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law. In addition, the Company has entered into indemnity agreements with each of its directors and certain officers which provide that such persons will be indemnified in certain circumstances.

         The Company has entered into indemnification agreements with certain of its directors and officers under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being a director or officer of the Company, and the Company maintains directors' and officers' liability insurance.

7.     EXEMPTION FROM REGISTRATION CLAIMED

       On September 3, 1993, the Company issued to Paul Lange a nonstatutory stock option to purchase 50,000 shares of the Company's Common Stock at a per share exercise price of $.05. On February 27, 1997, and June 16, 1997, the Company issued 43,200 shares and 4,000 shares of Common Stock, respectively, pursuant to such stock option in exchange for the aggregate exercise price of $2,360.00. The sale and issuance of these securities was deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

8.     EXHIBITS

       EXHIBIT
       NUMBER

       4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

       4.2 Bylaws of the Company (incorporated by reference to Exhibit C to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

       4.3 Form of certificate representing shares of Common Stock of the Registrant (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31,
              1990).

       5.1    Opinion of Cooley Godward LLP.

       10.1 1997 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit A to the Company's definitive proxy statement filed April 17, 1997, relating to the Company's 1997 annual meeting of shareholders).

       10.2 Nonstatutory Stock Option Agreement, dated September 3, 1993, between the Company and Paul Lange.

       10.3 Nonstatutory Stock Option Agreement, dated July 22, 1993, between the Company and Dean K. Allen.

       10.4 Nonstatutory Stock Option Agreement, dated June 4, 1993, between the Company and George W. Morgenthaler.

       23.1   Consent of Arthur Andersen LLP.

       23.2   Consent of Cooley Godward LLP (included in Exhibit 5.1).

       24     Power of Attorney (included on page II-4).




                                     II-2.

9.       UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                     II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Colorado, on the 8th day of September, 1997.

                                      DYNAMIC MATERIALS CORPORATION



                                      By: /s/ Paul Lange
                                          -----------------------------------
                                          Paul Lange
                                          President and Chief Executive Officer



               POWER OF ATTORNEY REGARDING REGISTRATION STATEMENT

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Lange and Richard A. Santa, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                                    DATE
                ---------                                     -----                                    ----
          /s/ Paul Lange                    President, Chief Executive Officer and             September 8, 1997
- ------------------------------------        Director (Principal Executive Officer)
              Paul Lange

      /s/ Richard A. Santa
- ------------------------------------        Vice President of Finance, Chief Financial         September 8, 1997
          Richard A. Santa                  Officer and Secretary (Principal Financial
                                            and Accounting Officer)


- ------------------------------------        Director                                           September ____, 1997
          Dean K. Allen

     /s/ David E. Bartlett
- ------------------------------------        Director                                           September 8, 1997
         David E. Bartlett

   /s/ George W. Morgenthaler
- ------------------------------------        Director                                           September 5, 1997
       George W. Morgenthaler






                                     II-4.

                                 EXHIBIT INDEX

      EXHIBIT
      NUMBER                      DESCRIPTION
      -------                     -----------

       4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

       4.2 Bylaws of the Company (incorporated by reference to Exhibit C to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

       4.3 Form of certificate representing shares of Common Stock of the Registrant (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31,
              1990).

       5.1    Opinion of Cooley Godward LLP.

       10.1 1997 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit A to the Company's definitive proxy statement filed April 17, 1997, relating to the Company's 1997 annual meeting of shareholders).

       10.2 Nonstatutory Stock Option Agreement, dated September 3, 1993, between the Company and Paul Lange.

       10.3 Nonstatutory Stock Option Agreement, dated July 22, 1993, between the Company and Dean K. Allen.

       10.4 Nonstatutory Stock Option Agreement, dated June 4, 1993, between the Company and George W. Morgenthaler.

       23.1   Consent of Arthur Andersen LLP.

       23.2   Consent of Cooley Godward LLP (included in Exhibit 5.1).

       24     Power of Attorney (included on page II-4).